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                                                                     Exhibit 11
                         PENWEST, LTD. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

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

                                                  Quarter Ended                    Nine Months Ended
                                                     May 31                             May 31
                                                     ------                             ------

                                                1997               1996             1997             1996
                                              ----------        ----------       ----------      ----------
PRIMARY:

Net income                                    $1,812,000        $1,030,000       $4,475,000      $3,684,000
                                              ==========        ==========       ==========      ==========
Weighted average number of
     shares outstanding                        7,008,432         6,844,413        6,914,396       6,856,945

Net effect of dilutive stock options              25,103           141,392          106,834         208,420
                                              ----------        ----------       ----------      ----------
Adjusted shares outstanding                    7,033,535         6,985,805        7,021,230       7,065,365
                                              ==========        ==========       ==========      ==========

Earnings per share                            $     0.26        $     0.15       $     0.64      $     0.52
                                              ==========        ==========       ==========      ==========


FULLY DILUTED:

Net income                                    $1,812,000        $1,030,000       $4,475,000      $3,684,000
                                              ==========        ==========       ==========      ==========
Weighted average number of
     shares outstanding                        7,008,432         6,844,413        6,914,396       6,856,945

Net effect of dilutive stock options              25,103           152,208          111,175         234,132
                                              ----------        ----------       ----------      ----------

Adjusted shares outstanding                    7,033,535         6,996,621        7,025,571       7,091,077
                                              ==========        ==========       ==========      ==========

Earnings per share                            $     0.26        $     0.15       $    0.64       $     0.52
                                              ==========        ==========       ==========      ==========
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